UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 18, 2022

PURTHANOL RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-33271	98-0229951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2711 Centreville Rd Suite 400 Wilmington, Delaware 19808

(Address of Principal Executive Offices) (Zip Code)

302-288-0658

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01.             Changes in Registrant's Certifying Accountant

(a)     Dismissal of independent registered public accounting firm.

The Board of Directors (the “Board”) of (the “Company”) received a letter of resignation from the Company’s independent registered public accounting firm TAAD LLP, dated May 16, 2022. as the Company’s independent registered public accounting firm, effective August 16, 2021.

During the Company’s two most recently filed fiscal years ended November 30, 2020 and November 30, 2021, the Company has not had any disagreement with TAAD LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to TAAD LLP’s satisfaction, would have caused TAAD LLP to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements. In addition, during the Company’s two most recently filed fiscal years ended November 30, 2020 and November 30, 2020, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. PLS reports on the Company’s financial statements as of and for the fiscal years ended November 30, 2020 and November 30, 2021 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided TAAD LLP with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that TAAD LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in Item 4.01(a). A copy of TAAD LLP’s letter was not received at the time of filing this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

16.1  None

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Purthanol Resources Ltd.

By:/s/ Leonard Stella

Name Leonard Stella

President, Secretary Treasurer, Principal Executive Officer, Principal Financial Officer